UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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ITC Holdings Corp.
(Name of Registrant as Specified In Its Charter)

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All Employee Team Meeting Welcome Q2 2016

Safe Harbor Language & Legal Disclosure This presentation contains certain statements that describe ITC Holdings Corp. (“ITC”) management’s beliefs concerning the proposed transaction involving ITC and Fortis, Inc. (“Fortis”) and ITC’s future business conditions, plans and prospects, growth opportunities and the outlook for ITC’s business and the electric transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, ITC has identified these forward-looking statements by words such as “will”, “may”, “anticipates”, “believes”, “intends”, “estimates”, “expects”, “projects” and similar phrases. These forward-looking statements are based upon assumptions ITC management believes are reasonable. Such forward-looking statements are subject to risks and uncertainties which could cause ITC’s actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among other things, (a) the risks and uncertainties disclosed in ITC’s annual report on Form 10-K and ITC’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) from time to time and (b) the following transactional factors (in addition to others described elsewhere in this document and in subsequent filings with the SEC): (i) risks inherent in the contemplated transaction, including: (A) failure to obtain approval by ITC’s shareholders; (B) failure to obtain regulatory approvals necessary to consummate the transaction or to obtain regulatory approvals on favorable terms; (C) the ability to obtain the required financings; (D) delays in consummating the transaction or the failure to consummate the transactions; and (E) exceeding the expected costs of the transactions; (ii) legislative and regulatory actions, and (iii) conditions of the capital markets during the periods covered by the forward-looking statements. Because ITC’s forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond ITC’s control or are subject to change, actual results could be materially different and any or all of ITC’s forward-looking statements may turn out to be wrong. They speak only as of the date made and can be affected by assumptions ITC might make or by known or unknown risks and uncertainties. Many factors mentioned in this document and the exhibits hereto and in ITC’s annual and quarterly reports will be important in determining future results. Consequently, ITC cannot assure you that ITC’s expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially. Except as required by law, ITC undertakes no obligation to publicly update any of ITC’s forward-looking or other statements, whether as a result of new information, future events, or otherwise. The transaction is subject to certain conditions precedent, including regulatory approvals, approval of ITC’s shareholders and the availability of financing. ITC cannot provide any assurance that the proposed transactions related thereto will be completed, nor can it give assurances as to the terms on which such transactions will be consummated.

Safe Harbor Language & Legal Disclosure ADDITIONAL INFORMATION AND WHERE TO FIND IT This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of ITC by Fortis. In connection with this proposed merger, Fortis has filed with the SEC a registration statement on Form F-4 that includes a prospectus of Fortis and a proxy statement of ITC, which ITC filed with the SEC on May 16, 2016. The registration statement on Form F-4 was declared effective by the SEC on May 16, 2016. ITC mailed the definitive proxy statement/prospectus to its shareholders on or about May 17, 2016. This communication is not a substitute for the proxy statement/prospectus or any other document ITC filed or to be filed with the SEC in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS OF ITC ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ITC, FORTIS, THE PROPOSED MERGER AND RELATED MATTERS. The proxy statement/prospectus and other documents relating to the proposed merger (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. The documents, when available, can also be obtained free of charge from ITC upon written request to ITC, Investor Relations, 27175 Energy Way, Novi, MI 48377 or by calling 248-946-3000. PARTICIPANTS IN SOLICITATION ITC and certain of its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders of ITC in connection with the proposed merger under the rules of the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in such solicitation in connection with the proposed merger is set forth in the proxy statement/prospectus. Information about the directors and executive officers of ITC may be found in its 2015 Annual Report on Form 10-K, its proxy statement relating to its 2016 Annual Meeting of Shareholders, the proxy statement/prospectus relating to its 2016 Special Meeting of Shareholders and its Current Report on Form 8-K, dated May 19, 2016, in each case as filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement/prospectus and other relevant materials filed or to be filed with the SEC by ITC.

Fortis Update Joseph Welch Chairman, President and Chief Executive Officer

Fortis Transaction Update Approval Timeline Meetings / Filings Meetings Completed Fortis completes minority investor process: reaches a definitive agreement with GIC Private Limited (“GIC”), Singapore’s sovereign wealth fund, to acquire a 19.9% equity interest in ITC Holdings Corp. Fortis shareholders approve transaction Filed for regulatory approval with FERC Finalized state regulatory filings for IL, WI, KS, OK and MO Targeting to complete transaction by year-end IL Commerce Commission OK Commerce Commission KS Corporation Commission WI Public Service Commission MI Public Service Commission Iowa Utilities Board ITC shareholders to vote June 22 State / regulatory proceedings will proceed over the summer Committee on Foreign Investment in US (CFIUS) Federal Communications Commission (FCC) Hart-Scott Rodino (Federal Trade Commission / Dept. of Justice)

Transaction Update: Frequently Asked Questions

FAQ: Company Stock Owned / Vested Restricted Stock Stock Options Performance Shares ~51% cash ~49% Fortis stock All restricted stock will vest and be cashed out All options will vest and be cashed out All performance shares will vest and be cashed out Merger Consideration: Each share of common stock will receive (i) $22.57 cash and (ii) 0.7520 Fortis shares Each restricted share will receive cash equal to the value of Merger Consideration at closing. Each option will receive cash equal to the value of Merger Consideration at closing, minus the strike price. Each performance share will receive cash equal to the value of Merger Consideration at closing. * Amount subject to change based on Fortis per share price and USD / CAD conversion rate at closing

Fortis Offer Value Math – Example Only Current Offer Value per Share 6/7/16 Close Stock Component Fortis Closing Share Price ($CAD) 41.55 $ 1.0% (/) USD Conversion Rate 1.2763 (0.5%) (*) Fixed Exchange Ratio 0.752 Stock Component ($USD) 24.48 $ Plus Cash Component 22.57 Current Offer Value Per Share 47.05 $ 0.8% Premium/(Discount) to Unaffected Share Price of $33.75 39.4% Premium/(Discount) to Announcement Price of $44.90 4.8% Dislocation Spread 3.4% 0.1% % Daily Change

FAQ: Employee Matters Company Identity: Remain ITC Holdings Corp. employees Retirement Programs: Remains unchanged Health & Welfare Programs: Health & welfare benefits will be substantially comparable to ITC existing programs Employment Status: Focus is to retain all employees in order to execute our plans and contribute to their growth plans Work Locations: ITC HQ to remain in Novi Compensation: Compensation program will be substantially comparable to ITC 2016 annual bonus goals approved

Organizational Changes

ITC Holdings Corp. Management Team President & CEO J. Welch EVP & Chief Administrative Officer D. Oginsky VP & Chief Human Resources Officer M. Dills VP, Fed Affairs, Regulatory and Mktg & Comm N. Plaushin Director, Strategy & EPP TBD Director, State GovtAff M. White Director, LGCA & Philanthropy D. Zalewski EVP & Chief Operating Officer J. Jipping VP, IT & Chief Information Officer R. Hinsley VP, Engineering J. Bennett VP, Operations B. Slocum VP, Planning T. Vitez Director, Supply Chain M. Tollensdorf Director, CIP Initiatives P. Melendez EVP & Chief Business Unit Officer L. Blair Manager, Business Unit Planning C. Marshall VP, ITC Holdings Corp. & President, ITC Michigan S. Whitelocke VP, ITC Holdings Corp. & President, ITC Midwest K. Tanner VP, ITC Holdings Corp. & President, ITC Great Plains B. Leopold VP, ITC Holdings Corp. and President, ITC Grid Development T. Harvill Director, Rates & Finance B. McNulty EVP & Chief Financial Officer R. Hayes VP & Treasurer G. Holloway VP, Accounting & Tax F. Stibor VP, FP&A and Risk G. Ioanidis Director, Internal Audit P. Gormley Director, Investor Relations S. Amaimo SVP & General Counsel C. Mason Soneral VP, Enterprise Operations & Compliance W. McIntyre VP, Utility Operations M. Carstens Exec. Asst. Cathy Day Director, Strategic Initiatives B. McNulty

Coming Up Informal update session with Joe Welch and Barry Perry June 22, 10:30am – 11:30am, Novi Webcast to all locations BYOQ: Bring Your Own Questions Informal Q/A sessions hosted by HR in July Employment related questions regarding transaction Details to be posted soon

2016 Bonus Goals 2016 OpCo Update ITC Michigan Linda Blair Executive Vice President, Chief Business Officer

ITC Holdings Corp.

2016 Annual Incentive Plan Goals

Category	Measure	Entities	Goal	Status as of April 30, 2016	Potential Payout
Safety & Compliance 20% maximum potential payout	Lost Time	ITC	2 or fewer lost work day cases for ITC Employees and ULC (1)	0	2.5 - 5%
	Recordable Incidents	ITC	**9 or fewer recordable incidents for ITC Employees and ULC (1)**	2	5%
	Infrastructure Protection	ITC	Cyber Security and CIP - Implementation of the 2016 portion of the plan as presented and approved by the Board of Directors Operations Committee	On Schedule	5%
		ITC	Physical Security - Implementation of the 2016 portion of the plan as presented and approved by the Board of Directors Operations Committee	On Schedule	5%
System Performance 60% maximum potential payout	Outages	ITCT	**16 or fewer Forced, Sustained Line Outages, excluding the "External" cause classification (2)**	2	5%
		METC	**31 or fewer Forced, Sustained Line Outages, excluding the "External" cause classification (2)**	8	5%
		ITCMW	**70 or fewer Forced, Sustained Line Outages, excluding the "External" cause classification, no more than 59 at the 69 kV level (3)**	10	5%
		ITCMW	At least 63% of ITCMW-caused , unplanned, sustained outages (34.5 kV and above) that impact end-use customers are restored at the point of interconnection within 90 minutes (3)	47.1%	5%
	Maintenance Plan	ITCT	Complete the 15 high priority 2016 Field O&M Initiatives	On Target	5%
		METC	Complete the 13 high priority 2016 Field O&M Initiatives	On Target	5%
		ITCMW	Complete the 10 high priority 2016 Field O&M Initiatives	On Target	5%
	Capital Investment Plan	ITCT, METC, ITCMW, ITCGP	Complete $680 million of the 2016 Capital Expenditure budget for approved projects to achieve 25%; complete $645 million to achieve 15%	$235.22M	15 - 25%
Financial 20% maximum potential payout	Non-Field O&M/G&A	ITCT, METC, ITCMW, ITCGP	Non-Field O&M and G&A expense at or under budget of $161 million (4) (5)	$48.26M	10%
	Net Income	ITCT, METC, ITCMW, ITCGP	Net income at or above $393 million to achieve 10%; Net income at or above $373 million to achieve 5% (4)(5)(6)	$136.40M	5 - 10%

ITC

ITC Michigan State of the Systems System Operations: Outages (thru April): ITCT 2 (goal < 16) METC 8 (goal < 31) Load vs. Forecast (thru April): ITCT ( 7.70%) METC ( 4.35%) System maintenance plan is on schedule and budget Capital Investment $67 $93 $231 $220 $252 $190 $188 $0 $50 $100 $150 $200 $250 $300 2010 2011 2012 2013 2014 2015 2016 (Millions) ITCT $138 $157 $149 $177 $126 $175 $174 $0 $50 $100 $150 $200 $250 $300 2010 2011 2012 2013 2014 2015 2016 (Millions) METC

ITC Michigan Legislative Energy Rewrite Michigan legislators are seeking to update Michigan’s 2008 energy legislation. Hot Topics: Retail Choice, Renewable Portfolio Standard (RPS), Net Metering (microgrid), Integrated Resource Plan (IRP), Utility Generation Investment (competitive), Funding for Utility Consumer Participation Board, and UP/LP connector project. Status Update: UP/LP Connector Project House: Currently in house energy package passed out of committee Senate: The Energy and Technology Committee passed SB 437 and SB 438 concerning renewable goals, net metering, integrated resource planning, and retail choice. The UP/LP bill has not advanced, amendments are under consideration.

ITC Michigan Consumers Energy Consumer Energy Asset Dispute CE has decided to re-enter the transmission business Filings have been approved by the MPSC and FERC to reclassify distribution assets as transmission permitting CE to collect a transmission revenue requirement, effective April 1. Pursuant to the Distribution Transmission Interconnection Agreement (DTIA) many of these assets should be conveyed to METC. Provisions for dispute resolution are nearly exhausted and litigation is impending Tangential Filings FERC Section 206 Complaint (Refund Protection) Wholesale Distribution Service (Rate Increase Protest) Formal Complaint Attachment O Protocols (Property Lease Payment Credit)

ITC Michigan Political Environment Michigan Public Service Commission Commissioner Quackenbush has completed his service effective March 2016 His replacement has not been announced House of Representatives 2016 is an election year for all House members (2 year terms)

ITC Michigan Capital Projects Weeds Lake The Michigan Supreme Court is hearing Oshtemo Township’s challenge to the legality of Public Act 30, concerning the ability to supersede local ordinances. Many of the state utilities have filed an amicus brief in support of METC and the authority of PA 30 Briefing has concluded. The court is to schedule oral arguments.

ITC Grid Development New Covert ITC Interconnect Project Driver: New Covert Generation need to interconnect directly to PJM energy market Results: Construction was completed ahead of schedule and the new transmission was energized June 1, 2016 Accomplishments Successfully navigated and coordination FERC approval on dozens of agreements between MISO, PJM, ITC, Covert, and AEP. Grid development successfully assembled a cross functional ITC team leveraging the knowledge base and skillset to diversify growth ITC’s first and successful endeavor in the merchant transmission space Constructed 345 kV transmission line and associated substation equipment to facilitate PJM interconnection

ITC Michigan Capital Projects Weeds Lake Southfield – Sunset Marshall - Blackstone

ITC Michigan Capital Projects Security Hardening Temple Complete Gordie Howe Bridge

2016 OpCo Update ITC Midwest Krista Tanner Vice President ITC Holdings President ITC Midwest

During 2015, ITC Midwest: Rebuilt 33 miles of 34.5 kV to 69 kV; 360 miles rebuilt since 2008 Completed five new substations; major upgrades to six others Completed last of the NERC projects, replacing nearly 250 structures Completed 32 IUB franchise petition filings Completed significant work in Marshalltown, Iowa, area to support interconnection of Alliant’s 650 MW Marshalltown Generating Station Completed nearly $390 million in capital expenditures – an OpCo record Another Significant Year of Progress

Another Significant Year of Progress Multi-Value Project Updates Then: Colby-Killdeer and Black Hawk-Hazleton under construction Now: Both lines completed, 24 miles of 345 kV and 161 kV double circuited

Another Significant Year of Progress Multi-Value Project Updates Then: Regulatory approvals received for Minnesota-Iowa Project (~75 miles) Now: Phase I(~29 miles) construction underway Phase II (~14 miles) beginning in coming weeks Work beginning on Huntley substation (one of largest of ITC Midwest system)

Another Significant Year of Progress Multi-Value Project Updates Then: Regulatory approvals received for Killdeer-Hampton Tap (~30 miles) Now: Line construction on track to begin in September

Another Significant Year of Progress Multi-Value Project Updates Then: Awaiting regulatory docket consolidation for Border-Kossuth-Ledyard/Ledyard-Colby (~85 miles) Now: Consolidation approved IUB hearing in July

Another Significant Year of Progress Current state of MVPs 5 and 7 MVP 5 (ITC portion ~60 miles): Added DPC to partnership Clearer focus with desired Mississippi River crossing Preliminary corridors identified NEPA process leadership by Rural Utilities Service Working toward 2023 in-service

Another Significant Year of Progress Current state of MVPs 5 and 7 MVP 7 (ITC portion ~14 miles): Completed route study Held kickoff public information meeting last month Proceeding with easement negotiations toward in-service date of 2018

Looking Ahead End Result of the Midwest MVPs: ~300 miles of new 345 kV lines Four major new substations Three new state interconnections (Iowa connections to Minnesota, Wisconsin and Missouri) Dramatic improvement in transmission capacity Ability to connect hundreds of megawatts of wind energy

The Right Work, Done the Right Way Just as important, treating communities, landowners and stakeholders with respect: Positive feedback from communities and community leaders More than 97% voluntary easements for MVPs

2016 OpCo Update ITC Great Plains Brett Leopold Vice President ITC Holdings President ITC Great Plains

ITC Great Plains Celebrating a Decade of Excellence

Great Plains Today Employees – 14 Service Territory – Kansas and Oklahoma Transmission Lines – 436 circuit miles Transmission Towers and Poles – 1,900 Substations – 8 Voltage Levels – 345kV Capital Investment – $531.4M to date Regional Locations – Little Rock, AR Dodge City, Topeka and Wichita, KS Oklahoma City, OK

ITC Great Plains Supporting Strategic Initiatives

ITC Great Plains Supporting Strategic Initiatives

ITC Great Plains Since the Beginning

ITC Great Plains Supporting Strategic Initiatives

Great Plains Project Updates Elm Creek-Summit Elm Creek-Summit New line linking the existing Summit Substation southeast of Salina, Kansas to a new 345 kV substation southeast of Concordia, Kansas. Approximately 60 miles of 345 kV line Construct, co-own with joint project development partner Mid-Kansas Electric Company, and operate the northern section of the line, Approximately 30 miles Westar Energy will build southern portion Project Milestones: Substation Completion: July 2016 Transformer Move: April 2016 Line construction: January 2016 Target in-service date: December 2016

Great Plains Project Updates Elm Creek-Summit Elm Creek-Summit Time Laps Video Segment - Place Holder for :30 clip

Great Plains Wind Interconnections ITC Great Plains currently has 467 MW of Wind Energy connected to its facilities. On schedule to interconnect an additional 580 MW of wind at the Clark County substation by the end of 2016 with more in the queue for future years

ITC Great Plains Supporting Strategic Initiatives ITC Great Plains faced a significant weather-related event and natural disaster that threatened and damaged infrastructure KS and OK wildfires Tornado

Infrastructure Vulnerability KS and OK Wildfires Largest wildfire in Kansas history threatened the V-Plan line

Tornado Damage KETA Project May 9, 2016 KETA Storm Restoration The KETA line sustained a direct hit by an EF2 tornado on May 9 Three-week forced outage Counties Impacted: Ellis and Rooks No Injuries Damages included: 4 broken poles 2 leaning poles Insulators Conductors Line restored end of May

Tornado Damage KETA Project

Tornado Damage KETA Project

Tornado Damage KETA Project

Kansas Storm Watcher Wizard of Oz Video – Placeholder

Beacon Philanthropy Award Oklahoma The Journal Record recognizes businesses that support Oklahoma through philanthropy and volunteerism. Finalists recognized and winner awarded on July 14 in Oklahoma City.

Update Employee Engagement Matt Dills Vice President and Chief Human Resources Officer

Engagement – Purpose & Results Why did we engage in this process? Listen, understand, dialogue, react, change, implement and commit to ongoing improvement Actions and results: Survey, sharing of results, focus groups, department engagement, action teams, implemented changes at both department and corporate levels, ongoing leader commitment to engage employees at the 1:1 level wherever possible

Three Response Areas to Survey Results Department Action Plans - completed Employee Focus Groups - completed Corporate-Wide Action Teams - ongoing

Department Wide Action Plans Immediate action items were completed in first 90 days; but most had ongoing components (i.e. regular 1:1’s and department meetings to improve communications) (see The Station) Six-month reminder to all leaders to review their department specific action plans, assess progress, feedback from staff and continue to focus on areas of opportunity

Corporate-Wide Action Teams Recognition Performance Management Communications Change Management Work/Life Integration

Corporate-Wide Initiatives Scorecard Recognition Linda, Terry, Joe, Brett; HR Lead – Brad COMPLETE Develop and launch a company wide recognition program Deliver recognition training for leaders on how to appreciate great work Include leader accountability for recognition behavior into the annual performance review process Performance Mgmt. Rejji, Dan, Tom, Fred HR Lead – Tammy COMPLETE Implement improved IDP process and tools Include leader accountability for effective performance management Deliver employee coaching & development training for leaders 2017 Further develop our Talent Management processes to include competencies, performance, potential, readiness, succession Build a 360 feedback process from employee to leader for development Communications Nina, Matt, Krista, Gretchen; HR Lead – Judy COMPLETE Create a meeting and events strategy and calendar to balance corporate wide meetings and events Include leader accountability for effective leader communication Q3 / Q4 2016 Build an Employee Communications Strategy specific to cascading strategy, business updates, department initiatives and progress Deliver communications training for leaders Change Mgmt. Jon, Ron, Matt C., Simon; HR Lead – Moira COMPLETE Create a change management strategy for RIM and adapt approach for all major projects Create a change management assessment matrix to guide the level of change management activities required Create change mgmt. tools and resources to be used for major projects Q3 / Q4 2016 Deliver change management training for leaders Work/Life Integration Matt, Jon, Rejji, Wendy HR Lead – Judy, Tammy COMPLETE Implement Summer Flexible Scheduling program allowing greater flexibility during summer months Deliver “Energize your Wellbeing” education series for 2016 to focus on employee benefits & programs Q3 / Q4 2016 Review and revise employee policies & handbook to support W/L needs ONGOING Review corporate position on W/L to support employee engagement Leverage and enhance our employment brand; effectively tell “our story” - “Energize your Success @ ITC”; focus the message on “Career, Well-being and Future”

Corporate-Wide Engagement 360 Leader Feedback Competencies Communications

Key is Continuous Improvement Engagement – Journey vs. Destination Continue to invest in the business and our employees Continue to pursue Employee Engagement action plans Continue open dialog, candor and feedback Commitment by leadership to listen, understand and continue to help integrate work and life

Next Up – Culture Survey Prep for Culture Survey – Q3 & Q4 2016 Leadership survey to articulate our ‘aspirational culture’ and values Define supporting competencies and behaviors Employee Culture Survey – Q1 2017 Employee survey & feedback on our ‘actual’ culture Analyze gap between actual and ideal Culture Enhancement Action Plans – Q2 2017 forward Identify opportunities to improve culture

What’s On Your Mind? Text to 248-796-0600 (include “itcwebcast” in your message) Use the webcast chat feature In-person in Cedar Rapids

What’s Next? Leader Communications Pack Leaders to share information with employees Post-Meeting Survey

Thank you!